Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Verso Technologies, Inc. of our report dated September 21, 2005, relating to the consolidated financial statements of Verilink Corporation as of and for the year ended July 1, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
September 6, 2006